                                                                  EXHIBIT 10.611

                                  LICENSE AGREEMENT

    This License Agreement (this "Agreement") is made effective as of January 1, 1996 between Gerald Garcia and Bradford W. Baker, as joint owners of the Intellectual Property (defined below), and Xpress Ventures, Inc. ("XVI"), a corporation incorporated under the laws of the State of Tennessee.

    In this Agreement, the party who is granting the right to use the licensed property will be referred to as "Licensor", and the party who is receiving the right to use the licensed property will be referred to as "XVI".

     The parties agree as follows:

     1.  GRANT OF LICENSE.   Licensor owns  certain intellectual property
rights in connection with the development of the specialty newspaper supplement to be marketed to teenagers and marketed under the business name Xpress Ventures, including, but not limited to, all copyrights, trademarks, tradenames, business marks, business and marketing concepts and procedures and any other intellectual property or proprietary information in connection therewith, including goodwill, now existing or obtained or developed in connection therewith in the future. ("Intellectual Property"). In accordance with this Agreement, Licensor grants XVI an exclusive license to use, sell or
otherwise exploit the Intellectual Property.   This grant of license only
applies worldwide and to distribution via the Internet.

    2.   PAYMENT OF ROYALTY.   XVI will pay to Licensor a royalty which shall
be calculated as follows: 5% of the gross cash receipts received by XVI. The royalty shall be paid quarterly on the 15th day of the month following the end of any calendar quarter for which a royalty payment is due. With each royalty payment, XVI will submit to Licensor a written report that sets forth the calculation of the amount of the royalty payment.

     3. DEFAULTS. If XVI fails to abide by the obligations of this Agreement, including the obligation to make a royalty payment when due, Licensor shall have the option to cancel this Agreement by providing 45 days' written notice to XVI. XVI shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

     4. ARBITRATION. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 45 days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

     5. WARRANTIES. Neither party makes any warranties with respect to the use, sale or other transfer of the Intellectual Property by the other party or by any third party. In no event will Licensor be liable for direct, indirect, special, incidental, or consequential damages, that are in any way related to the Intellectual Property.

    6.   TRANSFER OF RIGHTS.   This Agreement shall be binding on any
successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

    7. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

    8. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     9. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

    10. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

    12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Tennessee.



Licensor:

Gerald Garcia and Bradford W. Baker, Jointly


/s/ Brad Baker
- ----------------------------------------------------
Brad Baker


/s/ Gerald Garcia
- ----------------------------------------------------
Gerald Garcia

Licensee:

Xpress Ventures, Inc.


By:            /s/ Brad Baker
        -----------------------------------
Title:         President
        -----------------------------------